As filed with the Securities and Exchange Commission on June 21, 2010

File No. 333-148289

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Lincoln National Corporation
(Exact Name of Registrant as Specified in Its Charter)

Indiana
(State or Other Jurisdiction of Incorporation or Organization)

35-1140070
(I.R.S. Employer Identification No.)

150 N. Radnor Chester Road
Radnor, PA  19087
(484) 583-1400

(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant's Principal Executive Offices)

DELAWARE MANAGEMENT HOLDINGS, INC.
EMPLOYEES’ SAVINGS AND 401(K) PLAN
(Full Title of Plan)

Charles A. Brawley, III, Esq.
Vice President, Associate General Counsel
Lincoln National Corporation & Secretary
150 N. Radnor Chester Road
Radnor, PA  19087
(484) 583-1400

(Name, Address, Including Zip Code, and Telephone Number, Including
Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):  Large accelerated filer [X]   Accelerated filer [  ] Non-accelerated filer [  ]      Smaller reporting company [  ]

DEREGISTRATION OF SHARES

In December, 2007, the Board of Directors of Lincoln National Corporation (“LNC” or the “registrant”) approved the Delaware Management Holdings, Inc. Employees’ Savings and 401(k) Plan for the employees of Delaware Management Holdings, Inc. (“DMHI”), at the time a wholly-owned subsidiary of the registrant.  The registrant registered 500,000 shares of its common stock (the “LNC Stock”) on Registration Statement No. 333-148289 on Form S-8 filed on December 21, 2007 (the “Registration Statement”).  On January 4, 2010, Lincoln National Investment Companies, a wholly owned subsidiary of the registrant, completed the sale of all of the outstanding capital stock of DMHI.  As a result of the sale of DMHI, any offering pursuant to the Registration Statement has been terminated.  In accordance with the undertakings made by the registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the registrant hereby removes from registration the 278,125 shares of LNC Stock previously registered but unsold under the Registration Statement.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The Exhibits included with this Post-Effective Amendment No. 1 to the Registration Statement are listed in page E-1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Radnor, Commonwealth of Pennsylvania, on the 21st day of June, 2010.

LINCOLN NATIONAL CORPORATION

By:	/s/ Frederick J. Crawford
Frederick J. Crawford, Executive Vice
President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dennis R. Glass Dennis R. Glass	President and Chief Executive Officer (Principal Executive Officer) and a Director	June 21, 2010

/s/ Frederick J. Crawford Frederick J. Crawford	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 21, 2010

/s/ Douglas N. Miller Douglas N. Miller	Vice President and Chief Accounting Officer (Principal Accounting Officer)	June 21, 2010

William J. Avery*	Director	June 21, 2010

William H. Cunningham*	Director	June 21, 2010

George W. Henderson, III*	Director	June 21, 2010

Eric G. Johnson*	Director	June 21, 2010

M. Leanne Lachman*	Director	June 21, 2010

Michael F. Mee*	Director	June 21, 2010

William Porter Payne*	Director	June 21, 2010

Patrick S. Pittard*	Director	June 21, 2010

David A. Stonecipher*	Director	June 21, 2010

Isaiah Tidwell*	Director	June 21, 2010

*By:           /s/ Charles A. Brawley
Charles A. Brawley, Attorney-in-Fact
(Pursuant to Powers of Attorney)

EXHIBIT INDEX

Exhibit No.	Description
24.1	Powers of Attorney are incorporated by reference to Exhibit 24.1 of LNC’s Form S-8 (File No. 333-148289) filed with the SEC on December 21, 2007